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                                                                     EXHIBIT 5-A


                       [Dorsey & Whitney LLP Letterhead]



Otter Tail Corporation
215 South Cascade Street, Box 496
Fergus Falls, MN 56538-0496

        Re:  Registration Statement on Form S-3


Ladies and Gentlemen:

         We have acted as counsel to Otter Tail Corporation, a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of debt securities of the Company having an aggregate initial offering price of $200,000,000 (the "Debt Securities"). The Debt Securities are to be offered from time to time by the Company on terms to be determined at the time of the offering and are to be issued under the Indenture (For Unsecured Debt Securities) dated as of November 1, 1987 (as the same may be amended and supplemented from time to time, the "Indenture"), by and between the Company and U.S. Bank National Association (formerly First Trust National Association), as trustee (the "Trustee").

         We have examined such documents, including resolutions adopted by the Board of Directors of the Company on June 10, 2002 (the "Resolutions"), and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, we are of the opinion that, when the specific terms of a series of Debt Securities have been established in accordance with the Resolutions and Indenture, such series of Debt Securities will have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee as specified in the Indenture and delivered against payment therefor in

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accordance with the Resolutions and the Indenture, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such series.

         The opinions set forth above are subject to the following qualifications and exceptions:

                  (a) Our opinions stated above are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws of general application affecting creditors' rights.

                  (b) Our opinions stated above are subject to the effect of general principals of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (c) In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Debt Securities, the Resolutions referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Debt Securities, the Registration Statement will have been declared effective by the Securities and Exchange Commission and will continue to be effective, the Indenture and any supplement thereto relating to that series of Debt Securities shall have been qualified under the Trust Indenture Act of 1939, as amended, and will continue to be qualified, none of the particular terms of a series of Debt Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

         Our opinions expressed above are limited to the laws of the States of Minnesota and New York and the federal laws of the United States of America.

         We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Debt Securities" contained in the Prospectus that is part of the Registration Statement.

Dated: June 21, 2002

                                               Very truly yours,

                                               /s/ Dorsey & Whitney LLP


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